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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of FARO Technologies, Inc.
Jacksonville, Florida

We consent to the use in this Registration Statement relating to 2,645,000 shares of Common Stock of FARO Technologies, Inc. on Form S-1 of our report dated February 24, 1997 (July 30, 1997 as to Note 10), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



Deloitte & Touche LLP
Jacksonville, Florida
August 5, 1997